SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2012

Date of Report (Date of earliest event reported)

Armada Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

10777 Westheimer Rd.

Suite 1100

Houston, Texas 77042

(Address of principal executive offices)

(800) 676-1006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant’s Business and Operations

Item 1.01          Entry into a Material Definitive Agreement.

On November 14, 2012, Armada Oil, Inc. (“Armada”), Mesa Energy Holdings, Inc. (“Mesa”), and Mesa Energy, Inc. (“MEI”), a Nevada corporation and a wholly owned subsidiary of Mesa entered into an asset purchase agreement and plan of reorganization (the “Acquisition Agreement”) pursuant to which Armada will purchase from Mesa 100% of the issued and outstanding shares of MEI, constituting substantially all of the assets of Mesa (the “Acquisition”). Immediately prior to the completion of the Acquisition, Mesa will assign to MEI, and MEI will assume, all of the other assets and liabilities of Mesa (the “Assignment and Assumption”). Upon completion of the Acquisition, MEI and its subsidiaries will become directly or indirectly wholly owned subsidiaries of Armada, and Mesa will file a certificate of dissolution with the State of Delaware to liquidate and dissolve, and its corporate existence will then cease. The Acquisition Agreement and the form of the Assignment and Assumption are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Report.

Following completion of the Acquisition, Armada will be the surviving registrant and will be headquartered at Mesa’s existing principal executive offices in Dallas, Texas.

As consideration for the Acquisition, Armada will pay Mesa 0.40 shares of newly issued Armada common stock for each share of Mesa common stock issued and outstanding prior to the Acquisition (collectively, the “Armada Share Consideration”). The Armada Share Consideration is expected to comprise approximately 34 million shares of Armada common stock on a net settlement basis. As part of its dissolution, Mesa will distribute the Armada Share Consideration, on a pro-rata basis, to each holder of Mesa common stock as of the close of business on the business day immediately preceding the closing date of the Acquisition (other than shares owned by Mesa as treasury stock). This will result in Mesa and Armada stockholders holding, respectively, approximately 62% and 38% of the total issued and outstanding shares of Armada common stock after the closing of the Acquisition and the completion of the Mesa dissolution and distribution of the Armada Share Consideration.

The payment ratio of 0.40 shares of Armada common stock for each share of Mesa common stock is fixed, which means that it will not change between the date on which the Acquisition Agreement was signed and the closing date of the Acquisition, regardless of whether the market price of either Armada or Mesa common stock changes. Armada will file a registration statement on Form S-4 to register with the Securities and Exchange Commission (the “SEC”) the Armada Share Consideration to be distributed by Mesa to its stockholders.

Armada will not issue, and Mesa will not distribute, any fractional shares of Armada common stock and will not issue any cash in lieu of any fractional shares; all fractional shares of Armada common stock that would have otherwise been issued will be rounded up or down to the nearest whole share (with a fractional interest equal to 0.5 rounded upward to the nearest whole number); provided that each Mesa stockholder shall receive at least one share of Armada common stock.

Based on the $0.85 closing price of shares of Armada common stock and the $0.163 closing price of shares of Mesa common on November 13, 2012, the last trading day before the date on which Armada and Mesa entered into the Acquisition Agreement, and the date on which Moyes & Company (“Moyes & Co.”) delivered their opinion to Mesa’s Board of Directors, the payment ratio of 0.40 shares of Armada common stock for each share of Mesa common stock represents a value to Mesa stockholders of approximately $0.34 per share, representing a premium of 109% over the closing price of $0.163 per share of Mesa common stock on November 13, 2012.

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As part of the Acquisition, Armada will also assume all outstanding Mesa stock incentive awards and warrants, which will be treated as follows:

Stock Options. Each award of Mesa stock options outstanding immediately prior to the closing of the Acquisition, whether or not vested, will be assumed by Armada and will entitle the holder to receive a number of stock options pursuant to Armada’s 2012 Long-Term Incentive Plan allowing the holder to purchase a number of shares of Armada common stock equal to 0.40 multiplied by the number of Mesa common shares subject to the original option (with any fraction rounded to the nearest whole number, and with 0.5 shares rounded upward), unless such Mesa stock option provides for different treatment of fractions of a share in such circumstances), with an exercise price per share equal to the exercise price of the original Mesa stock option divided by 0.40 (rounded to the nearest whole cent, and with $0.005 rounded upward, unless the Mesa option provides for different treatment of fractions of a cent in such circumstances), and with the same vesting schedule and other terms as the original option.

Restricted Stock Awards. Each restricted stock award of Mesa that is outstanding immediately prior to the closing the Acquisition will be assumed by Armada and will entitle the holder to receive a restricted stock award pursuant to Armada’s 2012 Long-Term Incentive Plan entitling the holder to receive a number of shares of Armada common stock equal to 0.40 multiplied by the number of shares of Mesa common stock subject to the original restricted stock award (with any fraction rounded to the nearest whole number, and with 0.5 shares rounded upward), with the same vesting schedule and other terms as the original restricted stock award.

Warrants. Each warrant to purchase Mesa common stock outstanding immediately prior to the effective time of the Acquisition will be assumed by Armada and will entitle the holder to receive a warrant to purchase a number of shares of Armada common stock equal to 0.40 multiplied by the number of shares of Mesa common stock subject to the original warrant (with any fraction rounded to the nearest whole number, and with 0.5 shares rounded upward), with an exercise price per share equal to the exercise price of the original Mesa warrant divided by 0.40 (rounded to the nearest whole cent, and with $0.005 rounded upward, unless the Mesa warrant provides for different treatment of fractions of a cent in such circumstances), and with the same other terms as the original warrant.

The following are additional significant provisions of the Acquisition Agreement:

Fairness Opinion. Moyes & Co. delivered a written opinion to Mesa’s Board of Directors that as of November 13, 2012, the date on which the Board approved the Acquisition Agreement, and based upon and subject to the considerations and limitations set forth in its written opinion, its work described in its written opinion and other factors it deemed relevant, the consideration to be received by the holders of Mesa common stock is fair from a financial point of view to such holders. Mesa retained Moyes & Co. solely to provide its opinion. Moyes & Co.’s opinion is not intended to be and does not address any other aspect of the Acquisition. Moyes & Co. is not obligated to update its opinion for, or otherwise consider, events occurring after the date of the opinion. Pursuant to an engagement letter between Mesa and Moyes & Co., Mesa agreed to pay Moyes & Co. a fee payable upon delivery of the opinion.

Tax-Free Reorganization. The consummation of the Acquisition on the terms and conditions set forth in the Acquisition Agreement, is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and, assuming it does so qualify, U.S. holders of Mesa common stock (or of Mesa options, restricted stock awards or warrants) generally will not recognize gain or loss on the receipt of Armada common stock (or of Armada options, restricted stock awards or warrants) in exchange for Mesa securities in the Acquisition. Neither Mesa nor Armada has requested or received a tax opinion from legal counsel or rulings from the Internal Revenue Service regarding the tax consequences of the consummation of the Acquisition to Mesa’s stockholders.

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No Appraisal Rights. Under Delaware law, the consummation of the Assignment and Assumption and the Acquisition will not entitle any Mesa stockholders to appraisal or dissenters’ rights.

Mesa Stockholder Approval. Mesa will be soliciting the written consent of its shareholders to the transactions. Mesa will not be holding a formal meeting of stockholders. In the consent solicitation, Mesa stockholders will be asked to consider and consent to a resolution approving:

•	the Assignment and Assumption, pursuant to which Mesa will assign to MEI, and MEI will assume, all of the assets and liabilities of Mesa;

•	the Acquisition Agreement, pursuant to which MEI and its subsidiaries will become wholly owned subsidiaries of Armada; and

•	the winding up and dissolution of Mesa.

Each Mesa stockholder of record at the close of business on November 23, 2012 (the “Record Date”) will be entitled to give or withhold consent to the foregoing.

As of the Record Date, directors and executive officers of Mesa and their affiliates owned (directly or indirectly) and had the right to consent for approximately 31,040,521 shares of Mesa common stock, representing approximately 36.8% of the shares of Mesa common stock entitled to consent pursuant to the Consent Solicitation.

The proposal must receive a number of consents representing at least a majority of the outstanding shares of Mesa’s common stock entitled to submit consents in order to be approved.

Voting Agreements. Each member of Mesa’s Board of Directors and each of its executive officers, owning an aggregate of approximately 36.8% of Mesa’s common stock, have agreed with Armada to vote their Mesa stock to consent to the Assignment and Assumption, the Acquisition and the dissolution of Mesa. These stockholders have also agreed with Armada to vote their shares against alternative transaction proposals and not to sell or transfer their shares. The voting agreements will terminate if the Acquisition Agreement terminates. The stockholders who have entered into these voting agreements are Randy M. Griffin, Mesa’s Chairman of the Board and Chief Executive Officer, Ray L. Unruh, its President, Secretary, and Director, Rachel L. Dillard, its Chief Financial Officer, David L. Freeman, its Executive Vice President - Gulf Coast Area Manager, James J. Cerna, Jr., its Director, Kenneth T. Hern, its Director, and Fred B. Zaziski, its Director. The voting agreements are in each such person’s capacity as a stockholder only and do not affect such person’s rights or obligations in his or her capacity as a director or officer of Mesa. A copy of the form of voting agreement is attached as Exhibit 10.3 to this Report.

No Armada Stockholder Approval. Armada stockholders are not required to approve the Acquisition Agreement or the issuance of shares of Armada common stock as the acquisition consideration.

Management. It is contemplated that:

•	Executive management of Armada would comprise four senior management members from Mesa (Mr. Randy M. Griffin, Chief Executive Officer; Mr. Ray L. Unruh, Chief Operating Officer; Ms. Rachel L. Dillard, Chief Financial Officer; and Mr. David L. Freeman, Executive Vice President – Gulf Coast Area Manager) and one senior management member from Armada (Mr. James J. Cerna, Jr., President).

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•	The Board of Directors of Armada would comprise six legacy directors: Mr. Randy M. Griffin (Chairman), Mr. Ray L. Unruh, Mr. James J. Cerna, Jr., Mr. David J. Moss, Mr. Kenneth T. Hern, Mr. Fred B. Zaziski and one additional independent member to be mutually agreed on and selected.

Conditions to Closing. The respective obligations of Armada and Mesa to complete the Acquisition are subject to the satisfaction or waiver of various conditions, including, but not limited to, the approval of the Acquisition Agreement by Mesa stockholders, the absence of any legal restraint on the completion of the Acquisition and the SEC declaring Armada’s Form S-4 registration statement effective. In addition, the obligation of Armada to complete the Acquisition is subject to the satisfaction or waiver of certain additional conditions, including the accuracy of Mesa’s representations and warranties, the performance or compliance with all agreements and covenants required to be performed by Mesa prior to the closing of the Acquisition, obtaining necessary consents from third parties, the absence of legal proceedings seeking to restrain or prevent the Acquisition and the absence of a material adverse effect on Mesa since the date of the Acquisition Agreement. The obligation of Mesa to complete the Acquisition is also subject to the satisfaction or waiver of certain additional conditions, including the accuracy of Armada’s representations and warranties, the performance or compliance with all agreements and covenants required to be performed by Armada prior to the closing of the Acquisition, obtaining necessary consents from third parties and the absence of a material adverse effect on Armada since the date of the Acquisition Agreement.

Although it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived. Management cautions investors against making investment decisions based on any expectation that the proposed transaction will be consummated, because, in its view, such expectations are speculative.

Termination. The Acquisition Agreement may be terminated at any time before the completion of the Acquisition, notwithstanding the approval of the Acquisition Agreement by Mesa stockholders, in any of the following circumstances:

•	by mutual written consent of Mesa and Armada;

•	by either Mesa or Armada if:

•	any governmental entity has issued, enacted, entered, promulgated or enforced any law, order or injunction (that is final and non-appealable and that has not been vacated, withdrawn or overturned) or taken any other action restraining, enjoining or otherwise prohibiting the Acquisition or making it illegal;

•	Mesa stockholders have not approved the Acquisition Agreement by written consent by February 18, 2013; or

•	the Acquisition has not been completed by February 28, 2013, although neither Mesa nor Armada may terminate the Acquisition Agreement for this reason if its breach of any obligation under the Acquisition Agreement has resulted in the failure of the Acquisition to occur by that date.

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•	by Armada if:

•	Mesa has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would result in a failure of certain conditions to Armada’s obligation to complete the Acquisition and which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by Armada to Mesa, provided Armada is not in breach of the Acquisition Agreement;

•	Mesa has breached its obligations under the section of the Acquisition Agreement imposing restrictions on the solicitation of alternative proposals, including its obligation to notify Armada of an alternative proposal;

•	Mesa enters into an agreement or letter of intent (other than certain permitted confidentiality agreements) with respect to certain alternative transactions;

•	Mesa’s Board of Directors shall have authorized, endorsed, approved or publicly recommended an alternative transaction; or

•	by Mesa if:

•	Armada has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would result in a failure of certain conditions to Mesa’s obligation to complete the Acquisition and which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by Mesa to Armada, provided Mesa is not in breach of the Acquisition Agreement;

•	Armada has breached its obligations under the section of the Acquisition Agreement imposing restrictions on the solicitation of alternative proposals, including its obligation to notify Armada of an alternative proposal;

•	Armada enters into an agreement or letter of intent (other than certain permitted confidentiality agreements) with respect to certain alternative transactions; or

•	Armada’s Board of Directors shall have authorized, endorsed, approved or publicly recommended an alternative transaction; or

•	prior to the approval of the Acquisition Agreement by Mesa’s stockholders, Mesa’s Board of Directors authorizes Mesa to enter into a definitive agreement concerning a transaction that constitutes a superior alternative proposal and Mesa pays all fees and expenses required to be paid under the Acquisition Agreement as a result of such termination; provided, that Mesa has complied in all material respects with, and the alternative proposal did not otherwise result from a breach of, the section of the Acquisition Agreement imposing restrictions on the solicitation of alternative proposals, including its obligation to notify Armada of the alternative proposal and give Armada three business days to revise the Acquisition Agreement so that the alternative proposal is no longer superior.

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Termination Fees. Mesa has agreed to pay Armada a termination fee in the amount $250,000 payable if the Acquisition Agreement is terminated by Armada because:

•	Mesa enters into an agreement or letter of intent (other than certain permitted confidentiality agreements) with respect to certain alternative transactions;

•	Mesa’s Board of Directors shall have authorized, endorsed, approved or publicly recommended an alternative transaction;

•	The Acquisition is not completed by February 28, 2013, and Mesa has not yet obtained the majority written consent of Mesa’s stockholders and a proposal with respect to an alternative transaction for Mesa shall have been publicly announced (or any third party shall have publicly announced, communicated or made known a bona fide intention to propose an alternative transaction) at any time after the date of the Acquisition Agreement and prior to the date of termination of the Acquisition Agreement;

•	Mesa has not obtained the majority written consent of Mesa’s stockholders prior to February 18, 2013, if a proposal with respect to an alternative transaction for Mesa shall have been publicly announced (or any third party shall have publicly announced, communicated or made known a bona fide intention to propose an alternative transaction) at any time after the date of the Acquisition Agreement and prior to obtaining the majority written consent of Mesa’s stockholders; or

•	Mesa has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would result in a failure of certain conditions of Armada’s obligation to complete the Acquisition and which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by Armada to Mesa, provided Armada is not in breach of the Acquisition Agreement.

Armada has agreed to pay Mesa a termination fee in the amount $250,000 payable if the Acquisition Agreement is terminated by Mesa because:

•	Armada enters into an agreement or letter of intent (other than certain permitted confidentiality agreements) with respect to certain alternative transactions;

•	Armada’s Board of Directors shall have authorized, endorsed, approved or publicly recommended an alternative transaction;

•	The Acquisition is not completed by February 28, 2013, and Mesa has not yet obtained the majority written consent of Mesa’s stockholders and a proposal with respect to an alternative transaction for Armada shall have been publicly announced (or any third party shall have publicly announced, communicated or made known a bona fide intention to propose an alternative transaction) at any time after the date of the Acquisition Agreement and prior to the date of termination of the Acquisition Agreement;

•	Mesa has not obtained the majority written consent of Mesa’s stockholders prior to February 18, 2012, if a proposal with respect to an alternative transaction for Armada shall have been publicly announced (or any third party shall have publicly announced, communicated or made known a bona fide intention to propose an alternative transaction) at any time after the date of the Acquisition Agreement and prior to obtaining the majority written consent of Mesa’s stockholders; or

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•	Armada has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements, which breach or failure to perform would result in a failure of certain conditions of Mesa obligation to complete the Acquisition and which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach is given by Mesa to Armada, provided Mesa is not in breach of the Acquisition Agreement.

Additionally, each of Mesa and Armada have agreed to reimburse the other for all costs and expenses, including reasonable legal fees and expenses, in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment for termination of the Acquisition Agreement as described above. Any amounts not paid when due bear interest from the date such payment is due until the date paid at a rate equal to five percent (5%) per annum.

Regulatory Approvals. It is a condition to the closing of the Acquisition that Mesa and Armada obtain all applicable authorizations, consents and approvals of all relevant governmental entities in connection with the Acquisition. Based on a review of information available relating to the business in which Mesa and Armada are engaged, Mesa and Armada believe that the completion of the Acquisition will not require any filings or approvals with respect to the antitrust laws of the United States. However, there can be no assurance that the Acquisition will not be challenged on antitrust or other regulatory grounds, or that Mesa and Armada would defeat any such challenge should it arise.

Relationships between the Parties.

•	Mr. James J. Cerna, Jr., a member of Mesa’s Board of Directors, is also the President and Chief Executive Officer and a director of Armada. It is expected that upon completion of the Acquisition Mr. Cerna will be the President and a director of Armada.

•	It is expected that after the closing of the Acquisition Mr. Randy M. Griffin, Mesa’s Chief Executive Officer and Chairman of the Board, Mr. Ray L. Unruh, Mesa’s President and a member of its Board of Directors, Ms. Rachel L. Dillard, Mesa’s Chief Financial Officer and Mr. David L. Freeman, Mesa’s Executive Vice President – Gulf Coast Area Manager, will continue in those capacities at Armada, except for Mr. Unruh, who will become Chief Operating Officer of Armada.

•	Mr. Kenneth T. Hern, a member of Mesa’s Board of Directors, is also a director of Armada. It is expected that upon completion of the Acquisition Mr. Hern will continue to be a member of Armada’s Board of Directors.

•	Mr. Fred B. Zaziski, a member of Mesa’s Board of Directors, is expected to become a member of Armada’s Board of Directors after the Acquisition.

•	Upon completion of the Acquisition, all stock options and restricted stock awards granted by Mesa to members of Mesa’s Board of Directors and Mesa’s executive officers will be assumed by Armada and, when such stock options or restricted stock awards are exercised or vest (as the case may be), will be converted into the acquisition consideration in the same manner as other Mesa common stock.

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•	The Acquisition Agreement provides for director and officer indemnification arrangements for each of Mesa’s directors and executive officers who are currently covered by Mesa’s indemnification arrangements and a directors’ and officers’ liability insurance policy that will continue for two years following completion of the Acquisition.

•	Mesa’s and Armada’s boards of directors have agreed to take steps to exempt from short-swing liability under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any dispositions of Mesa’s common stock by directors, executive officers and principal stockholders who are subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Mesa.

Financial Advisor. C. K. Cooper & Company was engaged by both Mesa and Armada to serve as financial advisor on the transaction.

Forward-Looking Statements

This Report contains forward-looking statements, including with respect to the negotiation, implementation and effects of a proposed business combination between Mesa and Armada that may result from the non-binding term sheet. Those statements and statements made in this release that are not historical in nature, including those related to future synergies, competitive advantages and profitability, constitute forward-looking statements. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and Mesa’s or Armada’s actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the risks and uncertainties, including: difficulties, delays, unexpected costs or the inability to reach definitive documents with respect to, or consummate, the proposed business combination and other transactions referred to in this press release and those described in the documents we file with the SEC, and risks associated with the inherent uncertainty of Mesa’s and Armada’s future financial results, Mesa’s or Armada’s ability to locate and acquire suitable interests in oil and gas properties on terms acceptable to them and to integrate and successfully exploit any resulting acquisitions, the availability and pricing of additional capital to finance their respective operations and leasehold acquisitions, their respective ability to build and maintain successful operations infrastructures, the intensity of competition, changes and volatility in energy prices and general economic conditions. All forward-looking statements included in this release are made as of the date of this press release, and neither Mesa nor Armada assumes any obligation to update any such forward-looking statements.

Statement Regarding Additional Information That May Become Available

The proposed transactions will be proposed to the stockholders of Mesa for approval by written consent without a stockholder meeting. Mesa and Armada will file with the U.S. Securities and Exchange Commission and distribute a Registration Statement on Form S-4 covering the securities to be issued and distributed to the Mesa stockholders in the proposed Acquisition. It is expected that Mesa Energy stockholders will receive a prospectus and proxy statement in connection therewith. A copy of the Acquisition Agreement as filed with this Report also will be filed along with the prospectus and proxy statement. Mesa and Armada stockholders are urged to read these and any other related documents Mesa or Armada may issue with respect to the proposed transactions. When these documents are filed, they will be available for free at the SEC’s website, www.sec.gov. Additional information on how to obtain these documents from Mesa or Armada will be made available to stockholders when the prospectus and proxy statement are filed. Such documents are not currently available.

Mesa, its directors and its executive officers may be deemed to be participants in the solicitation of consents from Mesa’s stockholders in connection with the transactions that will be proposed to such stockholders. Information about the directors and executive officers of Mesa and their ownership of Mesa and Armada stock will be included in the prospectuses and proxy/consent solicitation statements when they become available.

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No Offer or Solicitation to Sell

This Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Mesa, its directors and executive officers, may be deemed to be participants in the solicitation of proxies or consents from Mesa’s stockholders in connection with any transaction that might be proposed to such stockholders. Information about the directors and executive officers of Mesa and their ownership of Mesa and Armada stock will be included in the prospectuses and proxy/consent solicitation statements if and when they become available.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are being filed with this Report on Form 8-K.

In reviewing the agreements included as exhibits to this Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been expressly qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement and are not included in this Report;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Report on Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description
10.1	Asset Purchase Agreement and Plan of Reorganization, dated as of November 14, 2012, among Armada Oil, Inc., Mesa Energy Holdings, Inc., and Mesa Energy, Inc.

10.2	Form of Assignment and Assumption Agreement between Mesa Energy Holdings, Inc., and Mesa Energy, Inc.

10.3	Form of Voting Agreement between Armada Oil, Inc., and each director and executive officer of Mesa Energy Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 20, 2012.

Armada Oil, Inc.

By:	/s/ James J. Cerna, Jr.
James J. Cerna, Jr.
President and Chief Executive Officer

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